UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): AUGUST 3, 2011
FIBROCELL SCIENCE, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-31564	87-0458888

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 EAGLEVIEW BLVD., EXTON, PA	19341

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (484) 713-6000
NOT APPLICABLE
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement
Securities Purchase Agreement
On August 3, 2011, Fibrocell Science, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors (the “Purchasers”), pursuant to which the Company agreed to sell to the Purchasers an aggregate of 41,245,822 shares of Company common stock (“Common Stock”) at a purchase price of $0.55 per share. Each Purchaser will also receive a warrant to purchase 0.35 shares of Common Stock for every share of Common Stock acquired in the offering with an exercise price of $0.75 per share (the “Warrants”). The aggregate purchase price to be paid by the Purchasers for the Common Stock and the Warrants will be $22,685,202.10. The closing is expected to occur on or about August 10, 2011, subject to customary closing conditions.
Rodman & Renshaw, LLC, a subsidiary of Rodman & Renshaw Capital Group, Inc., and Gleacher & Company Securities, Inc., a subsidiary of Gleacher & Company, Inc., acted as joint lead placement agents for the offering. John Carris Investments, LLC acted as co-placement agent for the offering. The placement agents will receive, in the aggregate, cash compensation of $1,587,964 and five-year warrants to purchase a number of shares of Common Stock equal to 3% of the gross proceeds of the offering divided by the trailing volume weighted average price of the Common Stock for the five days proceeding the closing date of the offering (such price, the “5 Day VWAP”) with an exercise price equal to the 5 Day VWAP, which warrants are callable by the Company after three years for a cash amount equal to the 20-day trailing volume weighted average price of the underlying common stock at the time such call is exercised; provided such price is greater than 175% of the exercise price.
The form of the Purchase Agreement is attached hereto as Exhibit 10.1.
Warrants
Each of the Warrants is exercisable upon issuance and expires on the fifth anniversary of issuance. The initial exercise price of the Warrants is $0.75 per share. The Warrants are callable by the Company provided the (i) volume weighted average price for the Common Stock for each of 20 consecutive Trading Days commencing after the effective date of the registration statement discussed below under the section “Registration Rights Agreement” exceeds $1.75 (subject to adjustment for forward and reverse stock splits, recapitalizations, stock dividends and the like) and (ii) the Warrant holder is not in possession of any information that constitutes, or might constitute, material non-public information which was provided by the Company.
The form of Warrant is attached hereto as Exhibit 4.1.
Registration Rights Agreement
In connection with the Purchase Agreement, the Company also entered into Registration Rights Agreements with the Purchasers, which requires the Company to register the resale of the shares of Common Stock issued and the shares of Common Stock underlying the Warrants issued. The Company is required to file the registration statement within 30 days of the date hereof and the registration statement must be declared effective within 120 days of the date hereof, or the Company will be required to pay liquidated damages as set forth in the agreement.
The form of the Registration Rights Agreement is attached hereto as Exhibit 10.2.
The above description of the material terms of the transactions is qualified in its entirety by reference to the documents attached hereto as Exhibits 4.1, 10.1, and 10.2, which are incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities
The information contained in Item 1.01 is hereby incorporated by reference. The securities to be sold are being offered and sold in a transaction exempt from registration under the Securities Act of 1933, in reliance on Section 4(2) thereof and Rule 506 of Regulation D thereunder. Each Purchaser represented that it was an “accredited investor” as defined in Regulation D.

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Exhibit

4.1	Form of Common Stock Purchase Warrant.

10.1	Form of Securities Purchase Agreement dated August 3, 2011

10.2	Form of Registration Rights Agreement dated August 3, 2011
SIGNATURE
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIBROCELL SCIENCE, INC.
Date: August 3, 2011	By:	/s/ David Pernock
David Pernock,
Chief Executive Officer